Exhibit 10.21

AMENDMENT

TO

DEEPGREEN METALS INC.

STOCK OPTION PLAN

In accordance with those certain resolutions adopted by the Board of Directors of DeepGreen Metals Inc. (the “Corporation”) dated as of April 8, 2021, the Corporation’s Stock Option Plan dated as of April 12, 2015 (as amended from time to time) (the “Plan”) is hereby amended as follows:

WHEREAS, the Board of Directors of the Corporation (the “Board”) adopted the Plan;

WHEREAS, pursuant to the Plan, the Board may amend the Plan from time to time in such respects as the Board may deem advisable; and

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 2.8 of the Plan is hereby amended to delete the definition of “Consultant” and to replace it with the following:

“2.8	“Consultant” means an individual (other than an Employee) or consultant corporation, that is engaged to provide on a bona fide basis consulting, technical, management or other services to the Corporation or to any of its Subsidiaries under a written contract between (i) the Corporation or such Subsidiary and (ii) the individual or consultant corporation.”

2.	Section 2.14 of the Plan is hereby amended to delete the definition of “Employee” and to replace it with the following:

“2.14	“Employee” means any part-time or full-time employee of the Corporation or any Subsidiary of the Corporation.”

3.	Section 2.16 of the Plan is hereby amended to add the phrase “NASDAQ, the New York Stock Exchange and” immediately prior to the reference to “the TSX Venture Exchange”.

4.	The following shall be inserted immediately after Section 2.27 of the Plan and immediately prior to Section 2.28 of the Plan:

“2.27(A) “Permitted Designee” means, in respect of an Eligible Person:

(a)	a spouse (common law or otherwise) or child (natural or adopted) of the Eligible Person;

(b)	the estate and heirs and beneficiaries (arising from death) of the Eligible Person and persons identified in Section 2.27(A)(a); or

(c)	a Company the sole shareholders, partners or beneficiaries of which only include the Eligible Person and persons referred to in Sections 2.27(A)(a) and 2.27(A)(b).”

5.	Section 5.1 of the Plan is hereby amended to add the following at the end thereof:

“Notwithstanding the foregoing, an Eligible Person to whom Options are granted may request, by written notice to the Corporation, to have such Options issued in the name of a Permitted Designee. The Corporation may, in its sole and absolute discretion, accept or reject such request, provided that if the request is accepted:

(i)	the Eligible Person and the Permitted Designee shall execute and deliver to the Corporation an instrument in writing providing such representations, warranties and covenants as the Corporation may require (including satisfying the Corporation that the intended designee is a Permitted Designee);

(ii)	the Corporation shall be satisfied, in its sole and absolute discretion, that the Corporation may do so:

(a)	in compliance with all applicable laws (including securities laws); and

(b)	without imposing any additional financial or other obligations upon the Corporation;

(iii)	references in Section 4.2 of the Plan to limits on the number of Options which may be granted to an Optionee shall be read as being the cumulative aggregation of Options granted to an Eligible Person and such Eligible Person’s Permitted Designees;

(iv)	the provisions of Section 6 of the Plan shall apply to Options held by the Permitted Designee in the event of the termination of employment, consultancy and directorship of the Eligible Person who designated the Permitted Designee (so that corresponding references to the termination of employment, consultancy and directorship of the Optionee shall be read as being references to the termination of employment, consultancy and directorship of the Eligible Person) and, for greater certainty, the Permitted Designee shall be bound by the same provisions, effects and limitations as would have applied if the Eligible Person was the Optionee; and

(v)	if the Permitted Designee ceases at any time ceases to qualify as a Permitted Designee of the Eligible Person, then any Option held by such Permitted Designee shall immediately terminate and be of no further force and effect.”

6.	The foregoing amendments shall be effective as of March 4, 2021 (Dubai time).

7.	Capitalized terms used herein shall, unless otherwise defined, have their respective meanings attributed thereto in the Plan.

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